Exhibit 10.1

1998 STOCK INCENTIVE PLAN

As amended and restated by the Board of Directors through September 28, 2010 and approved by the Company’s shareholders on December 8, 2010

1. Purpose of Plan.

The purpose of this 1998 Stock Incentive Plan (the “Plan”) is to further the interests of Magellan Petroleum Corporation, a Delaware corporation, (the “Company”), and its subsidiaries or affiliates, by providing eligible individuals (as designated in Section 4 below) incentive awards that will cause those eligible individuals to continue their affiliation with the Company and its subsidiaries or affiliates and to give them a greater interest in the success of the Company. The Plan permits the granting of the following types of awards (“Awards”), according to the Section of the Plan listed here:

Section 5	Stock Options (“Options”)
Section 6	Stock Appreciation Rights (“SARs”)
Section 8	Restricted Stock Awards
Section 9	Annual Stock Awards to Non-Employee Directors
Section 10	Performance Awards

The various types of Awards that may be provided under the Plan are designed to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

2. Stock Subject to Plan.

There shall be reserved for issuance or transfer upon the exercise of all Awards to be granted from time to time under the Plan an aggregate of Seven Million, Two Hundred and Five Thousand (7,205,000) shares of the Company’s common stock, one cent par value (the “Stock”), representing an increase of Two Million (2,000,000) shares from the amount previously authorized by the shareholders of the Company, which shares may be in whole or in part authorized and unissued shares of stock or issued shares of stock which shall have been reacquired by the Company, as the Board of Directors shall from time to time determine. For the purposes of this Section 2, a share of Stock shall be deemed issued or transferred upon the exercise of any SAR. If any Award granted under the Plan shall expire, be surrendered to the

Company or terminate for any reason without having been exercised in full, the shares of Stock subject thereto that have not been issued or transferred or deemed issued or transferred shall again be available for the purposes of the Plan.

3. Administration.

(a) The Plan shall be administered by a committee (the “Committee”) of not less than two (2) members of the Board of Directors of the Company (the “Board”), appointed by the Board, each member of which, at the time he or she takes any action with respect to an Award under the Plan, shall be a “Non-Employee Director”, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “independent director” under the listing standards of the Nasdaq Stock Market, Inc. and an “outside director”, as defined in Treasury Regulations Section 1.162-27(e)(3), or any successor rules or regulation of each of the foregoing. Vacancies occurring in membership of the Committee shall be filled by the Board.

(b) Meetings. The Committee shall keep minutes of its meetings. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it may determine. The Committee shall establish such rules and regulations for the conduct of its business as it shall deem advisable and may act without meeting by unanimous written consent. One or more members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment provided all persons participating in the meeting can hear one another. A majority of the entire Committee shall constitute a quorum, and the acts of a majority of the members present at or so participating in any meeting at which a quorum is constituted shall be the acts of the Committee.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine eligible individuals to whom Awards shall be granted from time to time, the number of Options, SARs or shares of Stock to be covered by each Award and the date upon which such Awards shall be granted (the “Grant Date”);

(ii) to determine, from time to time, the fair market value of the Stock;

(iii) to determine, and to set forth in Award agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among eligible individuals;

(v) to construe and interpret the terms of the Plan and any Award agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award agreements for changes in any Applicable Laws (as hereinafter defined) or regulation applicable thereto, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

(d) Absent any other provision by the Board, the power and responsibilities of the Committee shall be vested and assumed by the Board acting as a committee of the whole.

4. Eligibility.

Awards under the Plan may be granted to the employees, directors, officers of, and consultants and consulting firms to (i) the Company, (ii) subsidiary corporations of the Company from time to time (a “Subsidiary or “Subsidiaries”), (iii) any business entity in which the Company shall from time to time have a substantial interest (“Affiliate”), who, in the sole opinion of the Committee are, from time to time, responsible for the management and/or growth of all or part of the business of the Company. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee may take into account the nature of the services rendered by such persons, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant. The eligible individual holding one or more Awards or the Stock issuable or issued upon exercise or vesting of such Awards under the Plan shall hereinafter be referred to individually as a “Participant” and collectively as “Participants.”

5. Stock Options.

(a) Grant of Options. The Committee shall have absolute authority in its discretion, but subject to the express provisions of the Plan, to determine (i) the person to whom Options shall be granted (the “Optionee”), (ii) the time or times at which Options shall be granted, (iii) the number of shares of Stock to be subject to each Option, and (iv) the time or times at which an Option can be exercised and whether in whole or in installments.

(b) Option Agreements. The Committee shall have absolute authority in its discretion to determine the terms and provisions (and amendments thereof) of the respective Option Awards (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto. The Committee’s determination on the foregoing matters shall be conclusive. All Options granted pursuant to the Plan shall be evidenced by an award agreement between the Company and the Optionee, in such form or forms as the

Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan. The terms and conditions of any and all SARs granted at the same time as an Option shall be included in the Option Agreement and shall comply with the terms of Section 6 below. Terms and provisions of Agreements evidencing SARs granted alone or following the grant of an Option shall comply with Section 6(b) below.

(c) Option Prices. The purchase price of each share of Stock subject to an Option granted hereunder shall be determined by the Committee but may not be less than the fair market value of the Stock on the Grant Date. The fair market value of the Stock on any given date shall be the closing price of the Stock on the Nasdaq Stock Market, Inc. (or the principal exchange on which the Stock is traded) on the date immediately prior to such grant, or, if no sales of the Stock occurred on that day, then the most recent day for which sales were reported.

(d) Term and Exercise of Options.

(i) The Committee shall have authority in its discretion to prescribe in any Option Agreement that the Option may be exercised in different installments during the term of the Option. Unless otherwise determined by the Committee or in the Option Agreement, each Option granted under the Plan shall be exercisable with respect to not more than one-third ( 1/3) of such shares of Stock subject thereto after the expiration of one (1) year following the Grant Date, and shall be exercisable as to an additional one-third ( 1/3) of such shares of Stock after the expiration of each of the succeeding two (2) years, on a cumulative basis, so that such Option, or any unexercised portion thereof, shall be fully exercisable after a period of three (3) years following the Grant Date. An Option that is exercisable under the Plan may be exercised by delivery to the Company (on any business day, at its principal office, addressed to the attention of the Committee) of a written notice of exercise, which notice shall specify the number of shares of Stock with respect to which the Option is being exercised. The purchase price of the shares of Stock to be acquired shall be paid in full in cash upon the exercise of the Option, except as provided in subsection (ii) below. The Company shall not be required to deliver certificates for such shares of Stock until payment has been made in accordance with the terms of this Section and such other conditions to the valid and lawful issuance of the shares of Stock as may exist from time to time shall have been fully satisfied.

(ii) Payment in full need not accompany the exercise of Options provided that the Stock certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at all time such Stock certificate or certificates are delivered, the broker tenders to the Company an amount in cash (or cash equivalents acceptable to the Company) equal to the exercise price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of an Option. The Committee shall have the authority, but not the obligation, to establish at its discretion and in accordance with all applicable laws and the terms of this Plan, procedures by which an Optionee may exercise an Option in accordance with this subsection 5(d)(ii) absent the requirement that the Optionee deliver such certificates to a licensed broker, provided, that the Optionee deliver such certificates directly to the Company.

(iii) The term of each Option shall be for such period as the Committee shall determine, but not more than ten (10) years from the Grant Date thereof, or such shorter period as described in Section 7 hereof (the “Option Term”).

(iv) As to employees, except as provided in Section 7 hereof, an Option granted to an employee of the Company or one of its Subsidiaries or Affiliates may not be exercised unless the holder thereof is at the time of such exercise (and has been continuously since the Grant Date) an employee of the Company or one of its then-Subsidiaries or a then-Affiliate.

(v) An Optionee shall not have any of the rights of a stockholder with respect to the shares of Stock subject to Option until such shares shall be issued or transferred to him or her upon exercise of his or her Option.

(vi) The exercise of any Option by a U.S. citizen or resident may be contingent upon receipt of a representation that at the time of such exercise it is the Optionee’s present intention to acquire the shares of Stock being purchased for investment.

(vii) The certificate(s) representing shares of Stock issued upon exercise of any Option may contain a legend restricting the transfer thereof.

6. Stock Appreciation Rights.

(a) Grant of SARs. The Committee shall have absolute authority in its discretion, but subject to the express provisions of the Plan, to determine (i) the person to whom SARs shall be granted, (ii) the time or times at which SARs shall be granted, (iii) the number of shares to be subject to each SAR, and (iv) the time or times at which a SAR can be exercised and whether in whole or in installments. In the discretion of the Committee, a SAR may be granted alone; simultaneously with the grant of an Option under the Plan and in conjunction therewith or in the alternative thereto; or subsequent to the grant of an Option under the Plan and in conjunction therewith or in the alternative thereto.

(b) SAR Agreements. The Committee shall have absolute authority in its discretion to determine the terms and provisions (and amendments thereof) of the respective SAR Awards (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto. The Committee’s determination on the foregoing matters shall be conclusive. All SARs granted independently of or following Options granted pursuant to the Plan shall be evidenced by a SAR award agreement between the Company and the SAR holder, in such form or forms as the Committee shall from time to time determine. Such Agreements concerning the grant of SARs granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Agreements shall comply with all terms of the Plan.

(c) SAR Prices.

(i) The exercise price of each SAR granted alone shall be determined by the Committee but may not be less than the fair market value of one share of the Stock on the Grant Date. The fair market value of the Stock on any given date shall be the closing price of the Stock on the Nasdaq Stock Market, Inc. (or the principal exchange on which the Stock is traded) on the date immediately prior to such grant, or, if no sales of the Stock occurred on that day, then the most recent day for which sales were reported.

(ii) A SAR granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a SAR, by its terms, shall be exercisable only when the fair market value of the shares of Stock subject to the SAR and related Option exceeds the exercise price thereof.

(d) Term and Exercise of SARs.

(i) The Committee shall have authority in its discretion to prescribe in any SAR Agreement that the SAR may be exercised in different installments during the term of the SAR. Unless otherwise determined by the Committee or in the SAR Agreement, each SAR granted under the Plan shall be exercisable with respect to not more than one-third ( 1/3) of such shares of Stock subject thereto after the expiration of one (1) year following the Grant Date, and shall be exercisable as to an additional one-third ( 1/3) of such shares of Stock after the expiration of each of the succeeding two (2) years, on a cumulative basis, so that such SAR, or any unexercised portion thereof, shall be fully exercisable after a period of three (3) years following the Grant Date. A SAR shall entitle the Participant upon exercise thereof to receive from the Company, upon a written request filed with the Committee (the “Request”), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee, in its sole discretion), an amount in cash, or any combination of shares of Stock and cash, as specified in the Request (but subject to the approval of the Committee, in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate fair market value equal to the product of (A) the excess of the fair market value, on the day of such Request, of one (1) share over the exercise price per share specified in such SAR or its related Option, multiplied by (B) the number of shares for which such SAR shall be exercised.

(ii) Any election by a holder of a SAR to receive cash in full or partial settlement of such SAR, and any exercise of such SAR for cash, may be made only by a Request filed with the Committee during the period beginning on the third (3rd) business day following the date of release by the Company of its quarterly or annual financial results of and ending on the twelfth (12th) business day following such date. Within thirty (30) days of the receipt by the Company of a Request to receive cash in full or partial settlement of a right or to exercise such SAR for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. A Request to receive cash in full or partial settlement of a SAR or to exercise a SAR for cash may provide that, in the event the Committee shall disapprove such Request, such Request shall be deemed to be an exercise of such SAR for shares of Stock.

(iii) A holder of a SAR shall not be entitled to request or receive cash in full or partial payment of such SAR during the first six (6) months of its term; provided, however, that such prohibition shall not apply if the holder of such SAR is not subject to the reporting requirements of Section 16(a) of the Exchange Act.

(iv) Upon exercise of a SAR granted simultaneously with or subsequent to an Option and in the alternative thereto, the number of shares for which the related Option shall be exercisable shall be reduced by the number of shares for which the SAR shall have been exercised. The number of shares for which a SAR shall be exercisable shall be reduced upon any exercise of a related Option by the number of shares for which such Option shall have been exercised.

(v) If the Committee disapproves in whole or in part any election by a Participant to receive cash in full or partial settlement of a SAR or to exercise such SAR for cash, such disapproval shall not affect such Participant’s right to exercise such SAR at a later date, to the extent that such SAR shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such Participant’s right to exercise any related Option or Options granted to such Participant under the Plan.

(vi) The term of each SAR shall be for such period as the Committee shall determine, but not more than ten (10) years from the Grant Date thereof, or such shorter period as described in Section 7 hereof (the “SAR Term”). A SAR shall be deemed exercised on the last day of the applicable SAR Term, if not otherwise exercised by the holder thereof, provided that the fair market value of the shares of Stock subject to the SAR exceeds the exercise price thereof on such date.

(vii) As to employees, except as provided in Section 7 hereof, a SAR granted to an employee of the Company or one of its Subsidiaries or Affiliates, may not be exercised unless the holder thereof is at the time of such exercise (and has been continuously since the Grant Date) an employee of the Company of one of its then Subsidiaries or a then Affiliate.

(viii) Any SAR shall be exercisable upon such additional terms and conditions as may from time to time be prescribed the Committee.

7. Effect on Option or SAR Awards of Termination of Employment Service

Unless otherwise provided by the Committee in the applicable Award agreement, an Option or SAR Award shall be subject to termination earlier than the end of the Option Term or the SAR Term, as the case may be, under the following circumstances:

(a) Cause or Voluntary Terminations of Employment. In the event of the termination of employment of a Participant to whom an Option or SAR Award has been granted under the

Plan that is either (i) for cause or (ii) voluntary on the part of the employee without the written consent of the Company or one of its Subsidiaries or Affiliates, any Option or SAR Award granted pursuant to the Plan, to the extent not theretofore exercised, shall terminate immediately. For purposes of the Plan, the term “cause” means (A) the willful refusal by the Participant to perform proper responsibilities of the Participant’s position with the Company or one of its Subsidiaries or Affiliates, (B) a violation of law by the Participant which adversely affects the assets, financial position or reputation of the Company or one of its Subsidiaries or Affiliates, or (C) a material violation by the Participant of any code of ethics, code of conduct or similar policy maintained by the Company, or one of its Subsidiaries or Affiliates, from time to time.

(b) Other Terminations of Employment. In the case of an Option or SAR Award granted to any employee of the Company or one of its Subsidiaries or Affiliates, in the event of termination of employment of a Participant for any reason, other than terminations described in Section 7(a) above or in Section 7(c) below, the employee may exercise his or her Option or SAR Award (unless previously terminated or exercised) at any time during the three (3) months after such termination of employment, or at such other time as the Committee shall authorize, but in no event later than ten (10) years from the Grant Date thereof, but only to the extent that such Option or SAR Award was exercisable by him or her at the date of termination of his or her employment.

(c) Termination of Employment by Death or Disability. In the event of the death or Disability of any employee Participant, such Participant’s Option or SAR Award (unless previously terminated or exercised) may be exercised (but only to the extent exercisable by the Participant as of the date of his or her death or Disability) within the one (1) year period following such Participants’ death or Disability, but in no event later than ten (10) years from the date the Option or SAR Grant Date, by the person or persons designated in the Participant’s will for that purpose or in the absence of any such designation, by the legal representative of the Participant’s estate, or by the Participant or the Participants’ legal representative, as the case may be. For purposes of the Plan, the terms “Disability” and “Disabled” shall mean disability or disabled as defined in Code Section 22(e)(3).

(d) Non-Employee Directors; Others. Unless otherwise provided by the Committee in the applicable Award Agreement, if a non-employee Participant ceases to serve as a director of, or consultant to, the Company, or one of its Subsidiaries or Affiliates, for any reason (including the death or Disability of the Participant), the Participant may exercise his or her Option or SAR Award (unless previously terminated or exercised) at any time within the one (1) year period after the date of such termination of service, death or Disability, as the case may be, or at such other time as the Committee shall authorize, but in no event later than ten (10) years from the Grant Date thereof, but only to the extent that such Option or SAR Award was exercisable by him or her at the date of such termination of service, death or Disability.

8. Restricted Stock Awards.

(a) Nature of Restricted Stock Award. A Restricted Stock Award is an Award entitling the Participant to receive shares of Stock, subject to such conditions, including a Company right during a specified period of time to require forfeiture by the Participant of such shares of Stock upon the Participant’s termination of employment with the Company, Subsidiary or Affiliate or cessation of service as a director of, or consultant to, the Company, as the case may be, as the Committee may determine at the Grant Date. Restricted Stock shall be granted in respect of past services or other valid consideration. The Committee, in its sole discretion, may, from time to time and at any time, waive any or all restrictions and/or conditions contained in the Restricted Stock Award Agreement. Notwithstanding anything in this Plan to the contrary, the Committee, in its discretion, may grant Restricted Stock without any restrictions or conditions whatsoever.

(b) Award Agreement. A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the Award date by executing and delivering to the Company a Restricted Stock Award Agreement in such form as the Committee shall determine.

(c) Rights as a Stockholder. Upon complying with paragraph (b) above, a Participant shall have all the rights of a stockholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability and Company forfeiture rights described in this Section 8 and subject to any other conditions contained in the Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of any restrictions under the Plan. The Committee in its discretion may, as a precondition of the Company’s obligation to issue a Restricted Stock Award, require the Participant to execute a stock power or powers or other agreement or instruments necessary or advisable in connection with the Company’s forfeiture rights with respect to such shares.

(d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of or pledged or otherwise encumbered. In the event of termination of employment of a Participant with the Company, Subsidiary or Affiliate for any reason (or cessation of service as a director of, or consultant to, the Company, Subsidiary or Affiliate in the case of a non-employee Participant) shares of Restricted Stock shall be immediately forfeited to the Company, except as set forth below:

(i) The Committee at the Grant Date shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted Stock and the Company’s forfeiture rights with respect thereto shall lapse. The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 18, amend any conditions of the Award.

(ii) Except as may otherwise be provided in the Restricted Stock Award Agreement, in the event of termination of employment of a Participant with the Company, Subsidiary or Affiliate for any reason, or cessation of service as a director of the Company for any reason, all of the Participant’s Restricted Stock then remaining subject to the Company’s forfeiture rights under Section 8(d)(iii) hereof shall be immediately forfeited to the Company without the necessity of any further act by the Company, the Participant or the Participant’s legal representative; provided, however, that in the event of termination of employment by reason of death or Disability or cessation of service as a director of, or consultant to, the Company by reason of death or Disability, all conditions and restrictions relating to the Restricted Stock held by such Participant shall thereupon be waived and shall lapse.

(iii) In the absence of any other provision by the Committee in an Award Agreement, each Restricted Stock Award granted to (A) an employee of the Company, or one of its Subsidiaries or Affiliates shall be subject to forfeiture to the Company conditioned on the Participant’s continued employment and (B) non-employee Participants shall be subject to forfeiture to the Company conditioned on the Participant’s continued service as a director of, or consultant to, the Company, or one of its Subsidiaries or Affiliates and in the case of clause (A) or (B), such forfeiture rights shall lapse as follows: with respect to twenty-five percent (25%) of the shares subject to the Restricted Stock Award on the date one year following the Grant Date, and with respect to an additional twenty-five percent (25%) of such shares after the expiration of each of the succeeding three (3) years thereafter, on a cumulative basis, so that such Restricted Stock shall be free of such risk of forfeiture on the date four (4) years following the date of its Grant Date.

(e) Performance-Based Award. In the discretion of the Committee, the Company’s forfeiture rights with respect to a Restricted Stock Award to an employee Participant may be designated as a Performance Award and be based upon any of the Performance Measures and Performance Formulae described in Section 10 hereof. Any such Restricted Stock Award may also be designated by the Committee as a Performance Compensation Award for Section 162(m) purposes and be governed by such Section 10.

(f) Waiver, Deferral, and Investment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid with respect to the Restricted Stock.

9. Stock Awards to Non-Employee Directors.

The Committee may, in its discretion during each fiscal year of the Company during the Term of the Plan, grant to each person then serving as a non-employee director of the Company an award of Stock on either July 1st or the date of the annual shareholders meeting. For purposes of this Section 9, the term “non-employee director” shall mean any member of the Company’s Board, as of the close of business on the Grant Date of any Stock Award hereunder, who is not an employee of the Company or any Subsidiary or Affiliate.

10. Performance Awards.

(a) Performance Awards. Subject to the limitations set forth in paragraph (c) hereof, the Committee may in its discretion grant a Performance Award (as defined herein) to any eligible Participant and shall evidence such grant in a Performance Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

(b) Performance Compensation Awards. Subject to the limitations set forth in paragraph (c) hereof, the Committee may, at the Grant Date of a Performance Award, designate such Performance Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Section 162(m) of the Internal

Revenue Code of 1986, as amended (the “Code”), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify such Award as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Committee determines in writing that, by applying the Performance Formula(e) against such Performance Measure(s), that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c) Definitions.

(i) “Performance Award” means an award of Stock, Options, SARs or Restricted Stock granted pursuant to Section 10(a) hereof as the Committee in its sole discretion shall determine; provided that no “covered employee” (as defined in Treasury Regulations Section 1.162-27(c)(2)) shall be granted a Performance Award under this Section 10 which is intended to qualify as a “Performance Compensation Award” for purposes of Section 162(m) of the Code for any calendar year that upon exercise (in the case of an Option or SAR) or vesting (in the case of Restricted Stock) thereof would individually or in the aggregate exceed 1,000,000 shares of Stock.

(ii) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Subsidiary, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; product or business development, product market share, mergers, acquisitions, sales of assets of Subsidiaries, Affiliates or other business units, or any similar objective performance measures the Committee may decide upon from time to time. Each such Performance Measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in generally accepted accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iv) “Performance Period” means one or more periods of time (of not less than one (1) fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

11. Restrictions on Transfer of Awards.

Subject to the terms of Sections 7(c) and 7(d) above, Option and SAR Awards shall be transferable only to members of the Participant’s immediate family. For purposes of this Section 11, a Participant’s immediate family includes, and only includes, the parents, spouse and children of the Participant.

12. No Employment or Service Rights. Nothing in the Plan or any Award agreement shall confer on any individual any right to continue in any capacity his or her relationship with the Company or any of its Subsidiaries or Affiliates or interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate such relationship at any time, with our without cause.

13. No Option or SAR Repricings.

Notwithstanding anything to the contrary in this Plan, the purchase price of each share of Stock subject to an outstanding Option or SAR granted under the Plan may not be decreased after the Grant Date nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price (except as otherwise provided in Section 14 hereof relating to the adjustment of Awards upon changes in capitalization of the Company).

14. Adjustments Upon Changes in Capitalization.

Notwithstanding any other provisions of the Plan, each Award Agreement shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares of Stock subject to such Award and of the exercise price in the event of changes in the outstanding Stock by reasons of any stock dividend, split-up, recapitalization, rights offering, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, divisive reorganization or liquidation and the like, and, in the event of any such change in the outstanding Stock, the aggregate number and class of shares authorized to be issued under the Plan shall be appropriately adjusted by the Committee, whose determination of such adjustment shall be conclusive.

15. Adjustments Upon Change of Control.

Except with respect to Performance Awards to “covered employees”, as defined in Treasury Regulations Section 1.162-27(c)(2), or as otherwise provided by the Committee in an Award Agreement, if a “Change of Control”, as defined below, occurs, then: (A) the vesting periods of any and all Option or SAR Awards granted and outstanding under the Plan shall immediately be accelerated in full; and (B) the restrictions and/or conditions applicable to any and all other Awards granted and outstanding under the Plan shall immediately lapse and be of no further force and effect; such that the respective Participants holding such Awards shall have the immediate, fully vested right to purchase, receive and/or own without risk of forfeiture any and all cash and/or Stock that is the subject of the Award on the terms and conditions set forth in this Plan and the particular Award agreement, provided, however, that, if the “Change of Control” occurs with respect to a Subsidiary or an Affiliate, only Awards granted to employees of such Subsidiary or Affiliate, as applicable, shall be subject to the accelerated vesting provisions of this Section 15.

The term “Change of Control” shall mean the occurrence of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing more than 15% of the combined voting power of the Company’s then outstanding voting securities; provided, however, a Change of Control shall not be deemed to occur solely because such person acquired beneficial ownership of more than 15% of the combined voting power of the Company’s then outstanding voting securities as a result of the acquisition of voting securities by the Company, which by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, such person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by such person, then a Change of Control shall occur;

(ii) during any period of twenty-four (24) consecutive months (not including any period prior to the Effective Date (as defined herein)), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsection (i), (iii) or (iv) of this Section 15 whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii) upon consummation of a merger, consolidation or reorganization of the Company with any other corporation, other than a merger, consolidation or reorganization which would result in the stockholders of the Company immediately before such merger, consolidation or reorganization, owning, directly or indirectly immediately following such merger, consolidation or reorganization, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding in immediately after such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or upon consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets.

16. Tax Matters

(a) Any obligation of the Company to issue shares of Stock or cash pursuant to the grant or exercise of any Award shall be conditioned on the Participant having paid or made provision for payment of all applicable tax withholding obligations, if any, satisfactory to the Committee. The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b) Participants shall be solely responsible for the payment or satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall have no obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes and penalties. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

17. Laws and Regulations.

(a) This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any shares of Stock pursuant to all Awards granted under this Plan shall at all times be subject to all Applicable Laws. For purposes of the Plan, the term “Applicable Laws” means the legal requirements relating to the administration of Options and equity-based plans under applicable U.S. federal and state laws, the Code, rules or regulations of the Nasdaq Stock Market, Inc., any other applicable stock exchange or automated quotation system, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

(b) In the event that the shares of Stock are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws prior to the delivery of such shares, the Company may require, as a condition to the issuance thereof, that the persons to whom shares are to be issued represent and warrant in writing to the Company that such shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares within the meaning of the Securities Act, and a legend to that effect may be placed on the certificates representing the shares.

(c) To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local laws, tax policies or customs. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

18. Amendment and Termination.

The Board may make such modifications or amendments to the Plan as it shall deem advisable, or in order to conform to any change in any law or regulation applicable thereto. Without the consent of any Participant to whom any Award shall therefore have been granted, no termination, modification or amendment of the Plan shall adversely affect any rights which may previously have been granted under the Plan to such Participants.

19. Term of Plan.

The Plan was originally adopted on December 3, 1997 by the Board (to be effective on January 1, 1998) and was thereafter approved by the Company’s stockholders on December 2, 1998 and amended by the Board on October 24, 2007. The first amendment and restatement of the Plan was approved by the Board on December 11, 2008 (the “Effective Date”). The Plan was further amended on March 19, 2009, May 27, 2009, June 23, 2010, September 13, 2010, and September 28, 2010. The Plan shall remain effective until termination by the Board or until all shares of Stock authorized to be issued pursuant to the Plan have been issued or transferred or deemed issued or transferred as provided in Section 2.

20. Governing Law.

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut (without regard to choice of law provisions), provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Delaware.

21. No Liability of Committee Members.

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member’s behalf in such member’s capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

22. Reliance on Reports.

Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

23. Relationship to Other Benefits; Other Plans.

Any Award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary or Affiliate and shall not affect any benefits under any other employee benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except as otherwise specifically provided in any other employee benefit plan.

24. Stockholder Approval.

This amended and restated Plan will be submitted to the stockholders of the Company for confirmation, ratification and approval by any method adequate under Delaware law in the case of an action requiring stockholder approval. If the proposed amendment to the Plan to increase the authorized shares of Stock reserved for awards under the Plan by 2,000,000 shares as set forth in the Company’s proxy statement dated October 26, 2010 is not approved by stockholders by December 31, 2010, then any Awards granted that exceed the aggregate reservation of 5,205,000 shares of Stock (that were previously approved by shareholders on December 2, 1998 and on May 27, 2009) (the “Prior Share Reserve”) shall be void and of no further force or effect, but the Plan shall continue in full force and effect for purposes of all Awards granted hereunder pursuant to the Prior Share Reserve.

* * * * *

As amended and restated by the Board of Directors through September 28, 2010 and approved by the Company’s shareholders on December 8, 2010.